SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            -----------------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                          Date of Report: June 12, 2002
                       (Date of earliest event reported)

                             UNIVERSAL CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

           Virginia                       1-652                  54-0414210
(State or Other Jurisdiction     (Commission File Number)      (IRS Employer
      of Incorporation)                                      Identification No.)

      1501 North Hamilton Street
          Richmond, Virginia                                      23230
(Address of Principal Executive Offices)                        (Zip Code)

              Registrant's telephone number, including area code:
                                (804) 359-9311
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Item 5.  Other Events.

         On February 26, 2001, Universal Leaf Tobacco Company, Incorporated, J.P. Taylor Company, Incorporated and Southwestern Tobacco Company,
Incorporated, who are subsidiaries of Universal Corporation (the "Company Subsidiaries") were served with the Third Amended Complaint, naming them and other leaf tobacco merchants as defendants in DeLoach, et al. v. Philip Morris Inc., et al., a suit originally filed against U.S. cigarette manufacturers in the United States District Court for the District of Columbia and now pending in the United States District Court for the Middle District of North Carolina, Greensboro Division (Case No. 00-CV-1235) (the "DeLoach Suit"). The DeLoach Suit is a purported class action brought on behalf of U.S. tobacco growers and quota holders that alleges that defendants violated antitrust laws by bid-rigging at tobacco auctions and by conspiring to undermine the tobacco quota and price support program administered by the federal government. Plaintiffs seek injunctive relief, trebled damages in an unspecified amount, pre- and post-judgment interest, attorneys' fees and costs of litigation. On April 3, 2002, the United States District Court for the Middle District of North Carolina issued an opinion and order certifying the class. The Company Subsidiaries along with the other defendants petitioned the U.S. Court of Appeals for the Fourth Circuit for appeal of the class certification pursuant to Rule 23(f) of the Federal Rules of Civil Procedure On June 12, 2001, a three judge panel of the the U.S. Court of Appeals for the Fourth Circuit denied the petition. The Company Subsidiaries intend to vigorously defend the DeLoach Suit. The suit is still in its initial stages, and at this time, the Company cannot estimate the impact that could result from an unfavorable outcome at trial.

                               SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                UNIVERSAL CORPORATION
                                     (Registrant)

Date: June 12, 2002              By: /s/ George C. Freeman, III
                                    ---------------------------------
                                    George C. Freeman, III
                                    General Counsel and Secretary